Exhibit 23.2 - Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-104446) of SWS Group, Inc. of our report dated September 15, 2005 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Dallas, Texas

September 7, 2007